 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-279949
Prospectus Supplement
(To Prospectus dated June 4, 2025)
Up to $200,000,000
Common Shares
We have entered into an Equity Distribution Agreement, dated August 29, 2025 (the “Equity Distribution Agreement”), with BMO Capital Markets Corp. (the “Agent”) and BMO Nesbitt Burns Inc. (the “Canadian Agent” and, together with the Agent, the “Agents”), relating to the sale of our common shares (“Common Shares”) offered by this prospectus supplement and the accompanying prospectus. Under the terms of the Equity Distribution Agreement, we may also make offers and sales of our Common Shares in Canada through the Canadian Agent pursuant to a Canadian prospectus supplement (the “Canadian Prospectus”) on the same terms as this offering, subject to the Canadian Cap (as defined below). The Equity Distribution Agreement provides that we may offer and sell Common Shares having an aggregate offering price of up to $200,000,000 from time to time on or after the date hereof, through the Agent, less any amounts sold in Canada through the Canadian Agent pursuant to the Canadian Prospectus (the “Concurrent Canadian Offering”), provided, however, that (i) in no event will we sell Common Shares in the Concurrent Canadian Offering for aggregate gross sales proceeds exceeding $50,000,000 (the “Canadian Cap”) and (ii) in no event will the combined gross sales proceeds of this offering and the Concurrent Canadian Offering exceed $200,000,000. The Equity Distribution Agreement replaces the Equity Distribution Agreement, dated February 28, 2025, as amended, among us and the Agents, which terminated upon our entry into the Equity Distribution Agreement.
Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and the Nasdaq Global Select Market under the symbol “CGC.” On August 28, 2025, the closing price of our Common Shares on the Nasdaq Global Select Market was $1.88 per share.
Sales of our Common Shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agent will only sell Common Shares in the United States, and the Canadian Agent will only sell Common Shares on marketplaces in Canada, subject to the Canadian Cap. The Agent is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the Common Shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us.
We will pay the Agent compensation equal to up to 3% of the gross sales price of Common Shares sold by the Agent under the Equity Distribution Agreement (the “Commission”). In connection with the sale of Common Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our Common Shares involves risks. See “Risk Factors” on page S-5 of this prospectus supplement, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Agent
BMO Capital Markets Corp.
The date of this prospectus supplement is August 29, 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-279949) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2024, and amended on May 29, 2025 and May 30, 2025 (as amended, the “Registration Statement”). The Registration Statement registers the offer and sale of all of the Common Shares that may be sold pursuant to the Equity Distribution Agreement.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. We urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated therein and herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not, and the Agent has not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should assume that the information appearing or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, including the documents incorporated by reference, the accompanying prospectus and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information”, including, but not limited to, our most recently filed Annual Report on Form 10-K (the “Annual Report”) and our subsequently filed Quarterly Reports on Form 10-Q.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under the section entitled “Incorporation of Certain Information by Reference.”
Unless the context requires otherwise, references in this prospectus supplement to “Canopy Growth,” the “Company,” “we,” “us” and “our” refer to Canopy Growth Corporation and its consolidated subsidiaries. All references in this prospectus supplement to “dollars” or “$” are references to U.S. dollars; all references to “C$” are to Canadian dollars.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our Common Shares. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-5, the “Risk Factors” section of the Annual Report and our subsequently filed Quarterly Reports on Form 10-Q, and in the other documents from time to time incorporated by reference herein, as well as our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our Common Shares. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the Registration Statement of which this prospectus supplement is a part. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We are a world-leading cannabis company which produces, distributes, and sells a diverse range of cannabis and cannabis-related products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, SC 2018, c 16, and globally pursuant to applicable international and Canadian legislation, regulations, and permits. Our core operations are in Canada, Germany and Australia.
Corporate Information
The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, Canada, K7A 0A8. The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement.

THE OFFERING
Issuer
Canopy Growth Corporation
Common Shares Offered by us
Common Shares having an aggregate offering price of up to $200,000,000, including any amounts sold in Canada through the Concurrent Canadian Offering.
Common Shares to be outstanding immediately after this offering(1)
Up to 418,373,588 Common Shares, assuming an offering price of $1.88 per share, which was the last sale price of our Common Shares on the Nasdaq Global Select Market on August 28, 2025, and assuming no sales in the Concurrent Canadian Offering. The actual number of Common Shares issued will vary depending on the sales prices from time to time under this offering and the Concurrent Canadian Offering.
Manner of Offering
“At the market offering” that may be made from time to time through our sales agent, BMO Capital Markets Corp., as the Agent. See “Plan of Distribution” on page S-15 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds from this offering, together with the net proceeds of the Concurrent Canadian Offering, for investments in businesses and/or to fund any potential future acquisitions and for working capital and general corporate purposes, which may include the repayment of indebtedness. See “Use of Proceeds.”
Risk Factors
Investing in our Common Shares involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus supplement, in the Annual Report and in our subsequently filed Quarterly Reports on Form 10-Q, and in the other documents or information included, or incorporated by reference, in this prospectus supplement for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our Common Shares.
Market for our Common Shares
Our Common Shares are listed on the TSX under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.”

(1)
The number of Common Shares to be outstanding after this offering and the Concurrent Canadian Offering is based on 311,990,609 Common Shares outstanding as of August 28, 2025 and excludes up to 88,444,798 additional Common Shares as of August 28, 2025, as follows:

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26,261,474 of our Common Shares issuable upon conversion of the issued and outstanding non-voting and non-participating exchangeable shares in the capital of the Company (the “Exchangeable Shares”) (and assumes that no additional Common Shares are converted into Exchangeable Shares during the term of this offering);
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up to 5,174,905 of our Common Shares issuable upon the exercise of stock options outstanding under the Canopy Growth Corporation Omnibus Equity Incentive Plan (the “Omnibus Incentive Plan”) at a weighted average exercise price of US$13.25 (C$18.23) per Common Share;
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up to 3,573,429 Common Shares issuable upon the vesting of restricted share units outstanding under the Omnibus Incentive Plan;

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up to 5,462 Common Shares issuable upon the vesting of performance share units outstanding under the Omnibus Incentive Plan;
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up to 31,199,061 Common Shares available for future issuance under the Omnibus Incentive Plan, based on the Common Shares outstanding as of August 28, 2025 (the Omnibus Incentive Plan provides that the aggregate number of Common Shares reserved for issuance for awards granted under the Omnibus Incentive Plan and under all other equity plans of the Company shall not exceed 10% of the Company’s total issued and outstanding Common Shares from time to time);
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up to 13,719,884 Common Shares issuable upon exercise of common share purchase warrants (“Warrants”) with a weighted average exercise price of US$7.86 (C$10.87) per Common Share;
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up to 7,933 Common Shares issuable upon the conversion of the convertible debentures due September 2025 issued by the Company’s wholly-owned subsidiary, The Supreme Cannabis Company, Inc.;
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up to 6,700,860 Common Shares issuable upon the conversion of the Company’s senior unsecured convertible debentures due May 2029 with a conversion price of C$14.38 per Common Share;
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up to 1,763,696 Common Shares issuable upon exercise of replacement common share purchase warrants issued to former securityholders of Acreage Holdings, Inc. (“Acreage”) in connection with Canopy USA’s acquisition of Acreage (the “Acreage Acquisition”), with a weighted average exercise price of US$3.66 (C$5.06) per Common Share; and
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38,094 Common Shares issuable in connection with the acquisition by Canopy USA, LLC (“Canopy USA”) of the minority interests of certain subsidiaries of Acreage.
In addition, the number of Common Shares outstanding does not reflect other future issuances of Common Shares. See “Risk Factors — Risks Related to This Offering — Our shareholders may be subject to dilution resulting from future issuances of Common Shares by us.”

RISK FACTORS
Investing in our Common Shares involves a high degree of risk. Before deciding whether to invest in our Common Shares, you should consider carefully the risks and uncertainties described in this section and those described under the section entitled “Risk Factors” contained in the Annual Report and in our subsequently filed Quarterly Reports on Form 10-Q, as well as in any other filings with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus supplement, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, legal, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our Common Shares to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
Sales of our Common Shares in this offering, or the perception that such sales may occur, could cause the market price of our Common Shares to fall.
We may issue and sell Common Shares for aggregate gross proceeds of up to $200,000,000 from time to time in connection with this offering, together with sales pursuant to the Concurrent Canadian Offering, subject to the Canadian Cap. The actual number of Common Shares that may be issued and sold in this offering and in the Concurrent Canadian Offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any Common Shares are actually sold in this offering and in the Concurrent Canadian Offering (which may be influenced by market conditions, the trading price of our Common Shares and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new Common Shares, or the fact that we are able to issue and sell such Common Shares in this offering and in the Concurrent Canadian Offering, could cause the market price of our Common Shares to decline.
The actual number of Common Shares we will issue under the Equity Distribution Agreement with the Agents, at any one time or in total, is uncertain.
Subject to certain limitations set forth in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Agents at any time throughout the term of the Equity Distribution Agreement. The number of Common Shares that are sold by the Agents, as applicable, after delivering a placement notice will fluctuate based on the market price of the Common Shares during the sales period and any limits that we set with the applicable Agent in the applicable placement notice.
You may experience dilution as a result of this offering and the Concurrent Canadian Offering, which may adversely affect the per share trading price of our Common Shares.
The Common Shares sold in this offering and the Concurrent Canadian Offering, if any, will be sold from time to time at various prices, and investors in this offering may accordingly experience dilution. The actual amount of dilution from this offering will be based on numerous factors, including the number of Common Shares issued in the Concurrent Canadian Offering and in other potentially dilutive transactions, including, but not limited to, those transactions disclosed in the section of this prospectus supplement entitled “Summary — The Offering”, and cannot be determined at this time. The per share trading price of our Common Shares could decline as a result of sales of a large number of our Common Shares in the market in connection with this offering, including in the Concurrent Canadian Offering, or otherwise, or as a result of the perception or expectation that such sales could occur. See the section of this prospectus supplement entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.
Our shareholders may be subject to dilution resulting from future issuances of Common Shares by us.
We may raise additional funds or complete other transactions in the future by issuing Common Shares or equity-linked securities. Holders of our securities, including investors in this offering, will have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our Common Shares is warranted, the price at which such issuance is to be effected and the other terms of any future issuance of Common Shares. For example, additional Common Shares may be issued by us as consideration for the acquisition by Canopy USA of the remaining interests in Lemurian, Inc. (“Jetty”), and the number of such additional Common Shares is currently not known, is not quantifiable as of the date hereof and may be material. In addition, additional Common Shares will be issued upon exchange of the Exchangeable Shares, if any, and in connection with the conversion of convertible debt, the exercise of options and warrants or grants of other equity awards granted by us. See “Dilution”. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities.
The Common Shares will be sold in “at the market” offerings, and investors who buy Common Shares at different times will likely pay different prices.
Investors who purchase Common Shares in this offering and in the Concurrent Canadian Offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of Common Shares sold in this offering and in the Concurrent Canadian Offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for Common Shares to be sold in this offering or in the Concurrent Canadian Offering. Investors may experience a decline in the value of their Common Shares as a result of sales of Common Shares in this offering and in the Concurrent Canadian Offering made at prices lower than the prices they paid.
There are risks, including stock market volatility, inherent in owning our Common Shares.
The market price and volume of our Common Shares have been, and may continue to be, subject to significant fluctuations. For example, from August 28, 2024 to August 28, 2025, the closing price of the Common Shares on the Nasdaq Global Select Market has ranged from a high of $5.29 to a low of $0.83. These fluctuations may arise from general stock market and economic conditions; conditions relating to the cannabis sector; our compliance with applicable U.S. federal cannabis laws, as well as the Nasdaq Stock Market LLC (“Nasdaq”), TSX, SEC and Ontario Securities Commission rules and regulations; or a change in opinion in the market regarding our business prospects and financial performance, and other risk factors described, or incorporated by reference, in this prospectus supplement, any of which may have a material adverse effect on our results of operations and financial position.
We will have broad discretion as to the use of the proceeds from this offering and the Concurrent Canadian Offering and may not use the proceeds effectively.
We currently intend to use the net proceeds from the sale of our Common Shares offered by this prospectus supplement, together with the net proceeds of the Concurrent Canadian Offering, for investments in businesses and/or to fund any potential future acquisitions and for working capital and general corporate purposes, which may include the repayment of indebtedness. As of the date of this prospectus supplement, and except as described herein, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering and the Concurrent Canadian Offering. Other than as described herein, and as further described in the section of this prospectus supplement entitled “Use of Proceeds”, our management will have broad discretion as to the application of the net proceeds from this offering and the Concurrent Canadian Offering. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.
There can be no assurance that we will not become a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors.
A non-U.S. corporation, such as our Company, will be classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for any tax year, in which (a) 75% or more of its gross income for such tax year is passive income or (b) 50% or more of its gross assets by value either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets. We believe that we were not a PFIC for our most recently completed tax year. However, no assurance can be provided that we will not be classified as a PFIC for our current tax year or in the foreseeable future. Whether we are treated as a PFIC is fundamentally a factual determination that is made on an annual basis and depends, in part, on the nature and composition of our income and assets from time to time. Fluctuations in the market price of the Common Shares may cause us to be classified as a PFIC for the current or future tax years, because the value of our assets for purposes of the PFIC “asset test” (described below), including the value of our goodwill and other intangibles, may be determined by reference to the market price of the Common Shares, which could be volatile. In particular, declines in the market price of the Common Shares, and the manner in which we deploy our cash (including cash raised in this offering and the Concurrent Canadian Offering), could increase our risk of becoming a PFIC. No opinion of legal counsel or ruling from the IRS (as defined below) concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that we have never been, are not, and will not become a PFIC for any tax year during which U.S. investors hold Common Shares. For more information, see “Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Special Note Regarding Forward-Looking Statements; Risk Factor Summary” in the Annual Report and to “Special Note Regarding Forward-Looking Statements” in Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of our subsequently filed Quarterly Reports on Form 10-Q, as well as to similar sections of any documents incorporated by reference in this prospectus supplement that are filed after the date hereof.
Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
Forward-looking statements include, but are not limited to, statements with respect to:
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laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to cannabis and hemp (including cannabidiol (“CBD”)) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture and any state equivalent regulatory agencies over cannabis and hemp (including CBD) products;

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expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;

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our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;

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the impacts of the Company’s strategy to accelerate entry into the U.S. cannabis market through the creation of Canopy USA;

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expectations for Canopy USA to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy;

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the timing and occurrence of the final tranche closing in connection with the acquisition of Jetty pursuant to the exercise by Canopy USA of options to acquire Jetty;

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the issuance of additional Common Shares to satisfy any deferred and/or option exercise payments to the shareholders of Mountain High Products, LLC, Wana Wellness, LLC, The Cima Group, LLC and Jetty and the issuance of additional non-voting and non-participating shares in the capital of Canopy USA issuable to us from Canopy USA in consideration thereof;

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the acquisition of additional Class A shares of Canopy USA in connection with the investment (the “Trust Transaction”) in Canopy USA by the Huneeus 2017 Irrevocable Trust (the “Trust”), including any warrants of Canopy USA issued to the Trust in accordance with the share purchase agreement entered into by the Trust and Canopy USA in connection with the Trust Transaction;

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the timing and occurrence of certain prepayments of the Credit Facility (as defined below) in connection with the agreement, dated July 29, 2025, between us and certain lenders under the Credit Facility;

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expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, equity investments and dispositions;

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the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;

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our international activities, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;

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our ability to successfully create and launch brands and further create, launch and scale products in jurisdictions where such products are legal and in which we currently operate;

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the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;

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our ability to continue as a going concern;

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our ability to maintain effective internal control over financial reporting;

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our expected use of the net proceeds from this offering and the Concurrent Canadian Offering, if any;

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expectations regarding the use of proceeds of equity financings;

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the legalization of the use of cannabis for medical or adult-use purposes in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

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our ability to execute on our strategy and the anticipated benefits of such strategy;

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the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

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the ongoing impact of developing provincial, state, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

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the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol;

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the future performance of our business and operations;

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our competitive advantages and business strategies;

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the competitive conditions of the industry;

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the expected growth in the number of customers using our products;

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expectations regarding revenues, expenses and anticipated cash needs;

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expectations regarding cash flow, liquidity and sources of funding;

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expectations regarding capital expenditures;

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the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;

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expectations with respect to our growing, production and supply chain capacities;

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expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;

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expectations with respect to future production costs;

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expectations with respect to future sales and distribution channels and networks;

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the expected methods to be used to distribute and sell our products;

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our future product offerings;

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the anticipated future gross margins of our operations;

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accounting standards and estimates;

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expectations regarding our distribution network;

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expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements;

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our ability to comply with the listing requirements of Nasdaq and the TSX; and

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expectations on price changes for products in cannabis markets.

Certain of the forward-looking statements contained or incorporated by reference herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are referenced herein.
The forward-looking statements contained or incorporated by reference herein are based upon certain material assumptions, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; and (xiii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.
By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements contained or incorporated by reference herein, other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation: our limited operating history; our ability to continue as a going concern; risks that we may be required to write down intangible assets, including goodwill, due to impairment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); our ability to maintain an effective system of internal control; the diversion of management time on matters related to Canopy USA; the risks that the Trust’s future ownership interest in Canopy USA is not quantifiable, and the Trust may have significant ownership and influence over Canopy USA; the risks in the event that Acreage cannot satisfy its debt obligations as they become due; volatility in and/or degradation of general economic, market, industry or business conditions; risks relating to the overall macroeconomic environment, which may impact customer spending, our costs and our margins, including tariffs (and related retaliatory measures), the levels of inflation, interest rates and trade policy; risks relating to the evolving regulatory landscape in the United States; risks relating to our current and future operations in emerging markets; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and, in particular, health concerns with respect to vaping and the use of cannabis products in vaping devices; risks and uncertainty regarding future product development; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state, provincial and territorial government authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to inventory write downs; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks associated with jointly owned investments; our ability to manage disruptions in credit markets or changes to our credit ratings; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows; risks associated with divestment and restructuring; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis products; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; risks related to the protection and enforcement of our intellectual property rights; the risks related to the Exchangeable Shares having different rights from Common Shares and there may never be a trading market for the Exchangeable Shares; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; risks related to finalization of the consideration payable by us for the acquisition by Canopy USA of the remaining interests in Jetty; and the factors discussed under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, including in the Annual Report and any subsequently filed Quarterly Reports on Form 10-Q.
You should read carefully the risk factors described herein and in the documents incorporated by reference in this prospectus supplement for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

USE OF PROCEEDS
We are offering up to $200,000,000 of Common Shares in this offering, together with sales pursuant to the Concurrent Canadian Offering; subject to the Canadian Cap. The net proceeds from this offering and the Concurrent Canadian Offering, if any, are not determinable in light of the nature of such offerings. The net proceeds of any given sale of Common Shares through the Agents in an “at-the-market” offering will represent the gross proceeds after deducting the Commission, the expenses of the distribution and any transaction or filing fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales. The proceeds we receive from sales in this offering and the Concurrent Canadian Offering will depend on the number of Common Shares actually sold in this offering and the Concurrent Canadian Offering and the offering price of such Common Shares. See “Plan of Distribution”.
We currently intend to use the net proceeds from the sale of our Common Shares offered by this prospectus supplement, together with the net proceeds of the Concurrent Canadian Offering, for investments in businesses and/or to fund any potential future acquisitions and for working capital and general corporate purposes, which may include the repayment of indebtedness, including a portion of the amounts outstanding under our secured $750 million first lien senior term loan facility, which currently has an aggregate principal amount outstanding of $125.6 million (the “Credit Facility”) pursuant to a term loan credit agreement entered into by us on March 18, 2021, as amended, and, as discussed below, requires certain prepayments in connection with the agreement, dated July 29, 2025, between us and certain lenders under the Credit Facility.
The Credit Facility matures on September 18, 2027, and interest on amounts outstanding under the Credit Facility is calculated at either the applicable prime rate plus 7.50% per annum, subject to a prime rate floor of 2.00%, or adjusted term SOFR plus 8.50% per annum, subject to an adjusted term SOFR floor of 1.00%. Pursuant to the agreement, dated July 29, 2025, between us and certain lenders under the Credit Facility, we are required to pay down the Credit Facility by $10 million on or before December 31, 2025 and by a further $15 million on or before March 31, 2026.
The precise amount, timing of the application, and allocation of the net proceeds of this offering and the Concurrent Canadian Offering will depend upon a number of factors, including future developments in the Company’s business operations, such as the costs and timing of commercial activities, or unforeseen events, including those discussed under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, including in the Annual Report and any subsequently filed Quarterly Reports on Form 10-Q. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we may temporarily invest the proceeds in interest-bearing instruments.

DILUTION
If you purchase our Common Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Common Shares after this offering. Net tangible book value per share is determined by dividing the number of Common Shares outstanding as of June 30, 2025 into our total tangible assets less total liabilities. Our reporting currency is the Canadian dollar. The United States dollar amounts in this “Dilution” section relating to Canopy Growth’s financial results were translated into United States dollars solely for convenience at a rate of C$1.00 to $0.733, the exchange rate reported as of June 30, 2025 by the Bank of Canada.
Our net tangible book value as of June 30, 2025 was approximately C$357,269,000 ($261,878,177), or C$1.74 ($1.28) per Common Share, based on 205,147,235 Common Shares outstanding as of that date. After giving effect to the sale of 106,382,979 Common Shares at an assumed public offering price of $1.88 per Common Share the last reported sale price of our Common Shares on the Nasdaq Global Select Market on August 28, 2025, after deducting an assumed Commission of 3.0% and estimated aggregate offering expenses payable by us, and assuming no Common Shares sold in the Concurrent Canadian Offering, our as adjusted net tangible book value as of June 30, 2025 would have been approximately C$621,560,951 ($455,604,177), or C$1.99 ($1.46) per Common Share. This represents an immediate increase in net tangible book value of $0.18 per Common Share to existing shareholders and immediate dilution of $0.42 per Common Share to a new investor purchasing our Common Shares at the assumed public offering price, as illustrated by the following table:
Assumed public offering price per Common Share		$1.88
Net tangible book value per Common Share as of June 30, 2025	$1.28
Increase in net tangible book value per Common Share attributable to this offering	$0.18
As adjusted net tangible book value per Common Share as of June 30, 2025 after giving effect to this offering		$1.46
Dilution per Common Share to investors in this offering		$0.42
The table above assumes for illustrative purposes that an aggregate of 106,382,979 Common Shares are sold during the term of this offering at an offering price of $1.88 per Common Share, which was the last reported sale price of our Common Shares on the Nasdaq Global Select Market on August 28, 2025, for aggregate gross proceeds of $200 million. The Common Shares subject to the Equity Distribution Agreement are being sold from time to time at various prices. An increase of 10% per Common Share in the price at which the Common Shares are sold from the assumed offering price of $1.88 per Common Share shown in the table above, assuming all of our Common Shares in the aggregate amount of $200 million during the term of this offering are sold at that price, would increase our adjusted net tangible book value per Common Share after this offering to $1.51 per Common Share and would dilute the net tangible book value per Common Share to new investors in this offering by $0.56 per Common Share, after deducting the Commission and estimated aggregate offering expenses payable by us. A decrease of 10% per Common Share in the price at which the Common Shares are sold from the assumed offering price of $1.88 per Common Share shown in the table above, assuming all of our Common Shares in the aggregate amount of $200 million during the term of this offering are sold at that price, would result in adjusted net tangible book value per share after this offering to $1.41 per Common Share, and would dilute the net tangible book value per Common Share to new investors in this offering by $0.28 per Common Share, after deducting the Commission of 3.0% and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of Common Shares sold in the offering.
The discussion and table above are based on 205,147,235 Common Shares outstanding as of June 30, 2025, and excludes the following, in each case as of June 30, 2025:
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26,261,474 of our Common Shares issuable upon conversion of the issued and outstanding Exchangeable Shares (and assumes that no additional Common Shares are converted into Exchangeable Shares during the term of this offering);

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up to 5,948,728 of our Common Shares issuable upon the exercise of stock options outstanding under the Omnibus Incentive Plan at a weighted average exercise price of US$13.86 (C$18.86) per Common Share;

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up to 4,349,451 Common Shares issuable upon the vesting of restricted share units outstanding under the Omnibus Incentive Plan;

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up to 13,573 Common Shares issuable upon the vesting of performance share units outstanding under the Omnibus Incentive Plan;

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up to 20,514,724 Common Shares available for future issuance under the Omnibus Incentive Plan, based on the Common Shares outstanding as of June 30, 2025 (the Omnibus Incentive Plan provides that the aggregate number of Common Shares reserved for issuance for awards granted under the Omnibus Incentive Plan and under all other equity plans shall not exceed 10% of the Company’s total issued and outstanding Common Shares from time to time);

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up to 13,719,884 Common Shares issuable upon exercise of Warrants with a weighted average exercise price of US$7.90 (C$10.75) per Common Share;

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up to 8,239 Common Shares issuable upon the conversion of the senior unsecured convertible debentures due September 2025 issued by the Company’s wholly-owned subsidiary, The Supreme Cannabis Company, Inc.;

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up to 6,700,860 Common Shares issuable upon the conversion of the Company’s convertible debentures due May 2029 with a conversion price of C$14.38 per Common Share;

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up to 1,763,696 Common Shares issuable upon exercise of replacement common share purchase warrants issued to former securityholders of Acreage in connection with the Acreage Acquisition, with a weighted average exercise price of US$3.66 (C$4.98) per Common Share; and

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68,469 Common Shares issuable in connection with the acquisition by Canopy USA of the minority interests of certain subsidiaries of Acreage.

To the extent that any of these Common Shares are issued upon exercise or conversion of any instruments exercisable for, or convertible into, Common Shares or the vesting of restricted share units, investors purchasing our Common Shares in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.
Subsequent to June 30, 2025, we have issued additional Common Shares and securities convertible into Common Shares and made additional equity awards.

PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement with the Agents under which we may issue and sell from time-to-time Common Shares having an aggregate sale price of up to $200,000,000 (or the equivalent in Canadian currency) in this offering and in the Concurrent Canadian Offering pursuant to placement notices delivered by us to the Agents from time to time in accordance with the terms of the Equity Distribution Agreement, subject to the Canadian Cap. In this offering, sales of Common Shares, if any, will be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including sales made by the Agent directly on the Nasdaq Global Select Market or any other trading market for the Common Shares in the United States or pursuant to any other sales method used by the Agent as permitted by applicable law, including, without limitation, as block transactions. In the Concurrent Canadian Offering, sales of Common Shares, if any and subject to the Canadian Cap, will be made in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made by the Canadian Agent directly on the TSX or any other marketplace for the Common Shares in Canada or pursuant to any other sales method used by the Canadian Agent as permitted under applicable law, including, without limitation, as block transactions. Subject to the pricing parameters in a placement notice, the Common Shares offered will be distributed at the market prices prevailing at the time of the sale. As a result, prices may vary as between purchasers and during the period of distribution. We cannot predict the number of Common Shares that we may sell under the Equity Distribution Agreement on the Nasdaq Global Select Market, the TSX or any other trading market for the Common Shares in Canada or the United States, or if any Common Shares will be sold at all.
No minimum amount of funds must be raised under this offering or the Concurrent Canadian Offering. This means that the Company could complete this offering and the Concurrent Canadian Offering after raising only a small proportion of the offering amount set out above, or none at all.
The Agents will offer the Common Shares subject to the terms and conditions of the Equity Distribution Agreement at such times as agreed upon by us and the Agents. In respect of any such offers, we will deliver a placement notice to the Agents or applicable Agent which will effect the sale of the Common Shares, and will designate the number of Common Shares to be sold in the placement notice. Subject to the terms and conditions of the Equity Distribution Agreement, the Agents or applicable Agent will use their commercially reasonable efforts to sell, on our behalf, all of the Common Shares requested to be sold by us. Under the Equity Distribution Agreement, no Agent has any obligation to purchase as principal for its own account any Common Shares that we propose to sell pursuant to any placement notice delivered by us to the applicable Agent or Agents. If we sell the Common Shares to one or more of the Agents as principal, we will enter into a separate agreement with such Agent or Agents and will describe that agreement in a separate prospectus supplement or free writing prospectus. Any such sale to the Agents as principal will require the approval of the TSX.
We will pay the Agents the Commission (as set forth on the cover page of this prospectus) for their services in acting as agents in connection with the sale of Common Shares pursuant to the Equity Distribution Agreement. The Commission will be paid in the same currency in which the applicable Common Shares were sold. The sale proceeds remaining after payment of the Commission and after deducting any expenses payable by us and any transaction or filing fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal the net proceeds to us from the sale of such Common Shares.
The applicable Agent or Agents will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which it has made sales of the Common Shares under the Equity Distribution Agreement. Each confirmation will include the number of Common Shares sold on such day (specifying the marketplace on which such Common Shares were sold), the price of the Common Shares sold on such day, the gross proceeds, the Commission payable by us to the applicable Agent with respect to such sales, and the net proceeds payable to us.
We will disclose the number and average price of the Common Shares sold under this offering and in the Concurrent Canadian Offering, the gross proceeds and net proceeds from such sales, as well as the aggregate compensation paid or payable by the Company to the Agents with respect to such sales, in our annual and interim financial statements and related management’s discussion and analysis filed on EDGAR and SEDAR+ for any quarters in which sales of Common Shares occur in this offering or in the Concurrent Canadian Offering.
Settlement for sales of Common Shares will occur, unless the parties agree otherwise, on the first trading day on the applicable exchange following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of Common Shares in the United States will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon, and sales of Common Shares in Canada will be settled through the facilities of CDS Clearing and Depository Services Inc. or by such other means as we and the Canadian Agent may agree upon.
The Agent will only sell Common Shares in the United States in this offering and the Canadian Agent will only sell Common Shares on marketplaces in Canada in the Concurrent Canadian Offering; subject to the Canadian Cap.
In connection with the sales of the Common Shares on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed in the Equity Distribution Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act and Canadian securities laws. In addition, we have agreed to pay the reasonable expenses of the Agents in connection with this offering and the Concurrent Canadian Offering, pursuant to the terms of the Equity Distribution Agreement.
No underwriter of the at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the price of the Common Shares, including selling an aggregate number of Common Shares that would result in the underwriter creating an over-allocation position in the Common Shares.
The Agents and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. The Agents and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. To the extent required by Regulation M under the Exchange Act, the Agents will not engage in any market making activities involving the Common Shares while the offering is ongoing under this prospectus supplement.
The total expenses related to the commencement of this offering and the Concurrent Canadian Offering to be paid by us, excluding the Commission payable to the Agents under the Equity Distribution Agreement, and including reimbursement of up to $200,000 (plus applicable taxes) for certain fees, disbursements and expenses of counsel to the Agents in connection therewith, are estimated to be approximately $500,000.
Pursuant to the Equity Distribution Agreement: (i) the Company has the right to terminate the Equity Distribution Agreement with any or all of the Agents in its sole discretion at any time by giving written notice; (ii) each Agent has the right to terminate its obligations under the Equity Distribution Agreement in its sole discretion at any time by giving written notice; and (iii) the Equity Distribution Agreement shall automatically terminate upon the earliest of (A) June 5, 2027; (B) the issuance and sale of Common Shares having an aggregate offering price of US$200,000,000 on the terms and subject to the conditions set forth in the Equity Distribution Agreement; (C) the date on which the Registration Statement ceases to be useable for sales of Shelf Securities (as defined in the Equity Distribution Agreement) pursuant to General Instruction I.B.1 of Form S-3; and (D) the date on which notice from the SEC that the Registration Statement has ceased to be effective in accordance with Securities Act has been received by the Company, in each case, subject to the terms of the Equity Distribution Agreement. Notwithstanding the foregoing, the Concurrent Canadian Offering will automatically terminate and no issuance or sales of Common Shares may occur thereunder on the earliest to occur of (1) July 5, 2026, (2) the date on which the issuance and sale of Common Shares through the Canadian Agent in the Concurrent Canadian Offering equals US$50,000,000 (or the equivalent in Canadian currency), (3) the date on which notice from the Ontario Securities Commission that the Canadian (final) short form base shelf prospectus of the Company (in the English language) has ceased to be effective in accordance with the applicable Canadian securities laws has been received by the Company, or (4) the termination of the Equity Distribution Agreement, as contemplated by subsection (i), (ii) or (iii) in the preceding sentence; provided, however, that a termination of the Concurrent Canadian Offering as contemplated by subsection (1), (2) and (3) will in no case affect this offering, and the Equity Distribution Agreement will continue to remain in full force and effect with respect to this offering.
The TSX has conditionally approved the listing of the Common Shares issuable pursuant to the Concurrent Canadian Offering, subject to the Company fulfilling all of the listing requirements of the TSX. In addition, we have notified Nasdaq of this offering in accordance with the rules of that exchange.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) as a result of the acquisition, ownership, and disposition of Common Shares acquired pursuant to this prospectus supplement.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, or non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.
No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.
Authorities
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.
U.S. Holders
For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders
For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Common Shares acquired pursuant to this prospectus supplement that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address any tax consequences to non-U.S. Holders arising from or relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to this prospectus supplement. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to this prospectus supplement.
U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed
This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules under Section 451(b) of the Code; (i) are partnerships and other pass-through entities (and investors in such partnerships and entities); (j) are S corporations within the meaning of the Code (and shareholders thereof); (k) U.S. expatriates or former long-term residents of the United States; (l) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; (m) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or the value of the outstanding shares of the Company; or (n) are subject to the alternative minimum tax. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.
If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.
Ownership and Disposition of Common Shares
The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”
Taxation of Distributions
A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by us with respect to the Common Shares will constitute dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction.” Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.
Sale or Other Taxable Disposition of Common Shares
A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.
Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.
Passive Foreign Investment Company Rules
If we were to constitute a PFIC for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. We believe that we were not a PFIC for our most recently completed tax year. However, no assurance can be provided that we will not be classified as a PFIC for our current tax year or in the foreseeable future. Whether we are treated as a PFIC is fundamentally a factual determination that is made on an annual basis and depends, in part, on the nature and composition of our income and assets from time to time. Fluctuations in the market price of the Common Shares may cause us to be classified as a PFIC for the current or future tax years, because the value of our assets for purposes of the PFIC “asset test” (described below), including the value of our goodwill and other intangibles, may be determined by reference to the market price of the Common Shares, which could be volatile. In particular, declines in the market price of the Common Shares, and the manner in which we deploy our cash (including cash raised in this offering and the Concurrent Canadian Offering), could increase our risk of becoming a PFIC. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that we have never been, are not, and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.
In any year in which we are classified as a PFIC, a U.S. Holder generally will be required to file an annual report on IRS Form 8621 containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.
We generally will be a PFIC for a tax year if, after the application of certain “look-through” rules with respect to subsidiaries in which we hold at least 25% of the value of such subsidiary, (a) 75% or more of our gross income for such tax year is passive income (the “income test”), or (b) 50% or more of our gross assets by value either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. However, certain active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied. In addition, for purposes of the PFIC income test or asset test described above and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income and certain other requirements are satisfied.
Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”) and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC, or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.
If we were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to “excess distributions” made by us on the Common Shares and with respect to gain from the disposition of Common Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the Common Shares received by a U.S. Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from us during the shorter of the three preceding tax years or such U.S. Holder’s holding period for the Common Shares.
Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares pro rata over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution and any year prior to the first year in which we were a PFIC would be taxed as ordinary income in the year of the disposition or excess distribution, and amounts allocated to each other tax year would be taxed as ordinary income at the highest tax rate in effect for each such year for the applicable class of taxpayer and an interest charge at a rate applicable to underpayments of tax would apply.
While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner. To the extent reasonably practicable, the Company intends to make available information related to the PFIC status of the Company and any other subsidiary of the Company that the Company is able to identify as a PFIC with respect to U.S. Holders, including information necessary to make a QEF Election with respect to each such entity.
Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.
Additional Considerations
Receipt of Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit
Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Canada-U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied.
Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to claim either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.
Backup Withholding and Information Reporting
Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.
Payments made within the United States or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and may be subject to backup withholding tax, (currently at the rate of 24%), if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will generally be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.
The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

CERTAIN CANADIAN INCOME TAX CONSIDERATIONS
The following is a general summary of the principal Canadian federal income tax considerations as of the date of this prospectus supplement that generally apply to a person who acquires Common Shares pursuant to this offering as beneficial owner and who, at all relevant times for purposes of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Canadian Tax Act”), acquires and holds their Common Shares as capital property, deals at arm’s length with the Company and the Agent and is not affiliated with the Company or the Agent (a “Holder”).
This summary is applicable to a Holder each of whom, at all relevant times and for purposes of the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended (the “Convention”): (i) is neither resident nor deemed to be resident in Canada; (ii) is resident solely in the United States and is entitled to benefits of the Convention; (iii) does not use or hold, and is not deemed to use or hold, our Common Shares in, or in the course of, carrying on a business in Canada; (iv) is not an “authorized foreign bank” (as defined in the Canadian Tax Act) or an insurer that carries on business in Canada and elsewhere (v) is not a “financial institution” or a “specified financial institution” (vi) has not entered into or will not enter into a “derivative forward agreement” or “synthetic disposition arrangement” in respect of the Common Shares; and (vii) does not receive dividends on our Common Shares under or as part of a “dividend rental arrangement”, all as defined in the Canadian Tax Act (each such holder, a “U.S. Resident Holder”). Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of the holder provided that the holder is not a trader or dealer in securities, does not acquire, hold or dispose of (or is not deemed to have acquired, held or disposed of) our Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade, and does not hold or use (or is not deemed to hold or use) our Common Shares in the course of carrying on a business.
This summary is based upon the current provisions of the Canadian Tax Act and the Convention in effect as of the date hereof, and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing prior to the date of filing. This summary does not anticipate or take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, except specific proposals to amend the Canadian Tax Act publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”). This summary assumes that the Tax Proposals will be enacted in the form proposed. This summary does not take into account any other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those set out herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended and should not be construed as legal or tax advice to any particular U.S. Resident Holder. Accordingly, prospective purchasers or holders of our Common Shares are urged to consult their own tax advisors with respect to their own particular circumstances.
Currency:   For the purposes of the Canadian Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of Common Shares, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Canadian Tax Act.
Taxation of Dividends:   Under the Canadian Tax Act, dividends paid or credited, or deemed to be paid or credited, to a U.S. Resident Holder on our Common Shares will be subject to Canadian withholding tax at a rate of 25% of the gross amount of such dividends, unless the rate is reduced under the Convention. Under the Convention, the rate of withholding tax on dividends applicable to U.S. Resident Holders who are entitled to benefits under the Convention and beneficially own the dividends is generally reduced to 15% (or to 5% if the beneficial owner of such dividend is a U.S. Resident Holder that is a company that owns at least 10% of the voting shares of the Company) of the gross amount of such dividends.
Disposition of Common Shares:   Generally, a U.S. Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such U.S. Resident Holder on a disposition or deemed disposition of our Common Shares unless our Common Shares constitute “taxable Canadian property” of the U.S. Resident Holder and are not “treaty-protected property” (each as defined in the Canadian Tax Act).
Provided that the Common Shares are listed on a “designated stock exchange” for purposes of the Canadian Tax Act (which currently includes the Nasdaq and the TSX) at the time of disposition, our Common Shares will generally not constitute taxable Canadian property of a U.S. Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition, (i) at least 25% of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to one or any combination of (a) the U.S. Resident Holder, (b) persons with whom the U.S. Resident Holder did not deal at arm’s length, and (c) partnerships in which the U.S. Resident Holder or a person described in (b) held a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in, such properties, whether or not such property exists. Notwithstanding the foregoing, our Common Shares may also be deemed to be taxable Canadian property to a U.S. Resident Holder for purposes of the Canadian Tax Act in certain circumstances. U.S. Resident Holders should consult their own tax advisors as to whether their Common Shares constitute “taxable Canadian property” in their own particular circumstances.
Even if the Common Shares are taxable Canadian property to a U.S. Resident Holder, any capital gain realized on the disposition or deemed disposition of such Common Shares will not be subject to tax under the Canadian Tax Act provided that the value of such Common Shares is not derived principally from real property situated in Canada (within the meaning of the Convention).
A U.S. Resident Holder contemplating a disposition of our Common Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

LEGAL MATTERS
The validity of the Common Shares offered hereby and certain other Canadian legal matters related to the Common Shares being offered hereby will be passed upon for us by Cassels Brock & Blackwell LLP. Certain matters of U.S. law will be passed upon for us by Paul Hastings LLP, New York, New York. The Agent is being represented in connection with this offering by Torys LLP, Toronto, Ontario and New York, New York, as to Canadian and U.S. legal matters.

EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2025 and 2024 and for each of the years then ended, and the effectiveness of internal control over financial reporting as of March 31, 2025, have been incorporated by reference herein in reliance on the reports of PKF O’Connor Davies, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Canopy Growth Corporation for the year ended March 31, 2023 have been incorporated by reference herein in reliance on the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the Annual Report for the year ended March 31, 2025 contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The Company has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in the registration statement to which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus supplement.
This prospectus supplement is part of the Registration Statement and does not contain all the information set forth or incorporated by reference in the Registration Statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on our behalf. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 30, 2025;

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Our definitive proxy statement on Schedule 14A filed with the SEC on August 7, 2025;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

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Our Current Reports on Form 8-K, filed with the SEC on April 1, 2025, July 9, 2025 (excluding information under Item 7.01), July 29, 2025 (excluding information under Item 7.01), and August 8, 2025 (excluding information under Item 2.02); and

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The description of our Common Shares and Exchangeable Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on May 30, 2025.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering also shall be deemed to be incorporated herein by reference, including all such documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write to us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
(855) 558-9333
Attention: Chief Legal Officer

Prospectus
$500,000,000
Common Shares
Exchangeable Shares
Debt Securities
Subscription Receipts
Units
Warrants

We may from time to time offer and sell up to $500,000,000 in the aggregate of our common shares (“Common Shares”), non-voting and non-participating exchangeable shares (the “Exchangeable Shares”), debt securities (“Debt Securities”), subscription receipts (“Subscription Receipts”), units (“Units”), and warrants (“Warrants”) (collectively, the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. The Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of the Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

This prospectus may not be used to sell the Securities unless accompanied by a prospectus supplement.

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution.” The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.
Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CGC.” On June 4, 2025, the closing price of our Common Shares on Nasdaq was US$1.30 per share. Unless otherwise specified in the applicable prospectus supplement, the Exchangeable Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See “Risk Factors” on page 4 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See “Where You Can Find More Information.”
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 4, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the Securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $500,000,000. This prospectus only provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information set forth in the registration statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the registration statement of which this prospectus forms a part and the exhibits to the registration statement for further information with respect to us and the Securities.
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplements or any applicable free writing prospectus, may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “Canopy Growth,” the “Company,” “we,” “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries.
In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars,” “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars. Certain figures included in this prospectus and in any prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus or included or incorporated by reference in any prospectus supplement is determined using U.S. generally accepted accounting principles.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on our behalf. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 30, 2025;

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Our Current Report on Form 8-K, filed with the SEC on April 1, 2025; and

•
The description of our Common Shares and Exchangeable Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on May 30, 2025.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering also shall be deemed to be incorporated herein by reference, including all such documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write to us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Special Note Regarding Forward-Looking Statements; Risk Factor Summary” in the most recent Annual Report on Form 10-K of the Company as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.
Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference in this prospectus, any prospectus supplement and any applicable free writing prospectus, or as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities.

THE COMPANY
We are a world-leading cannabis company which produces, distributes, and sells a diverse range of cannabis and cannabis-related products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, SC 2018, c 16, and globally pursuant to applicable international and Canadian legislation, regulations, and permits. Our core operations are in Canada, Germany and Australia.
The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8. Our Common Shares are listed for trading on the TSX under the symbol “WEED” and Nasdaq under the symbol “CGC.” The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any Securities as set forth in the applicable prospectus supplement relating to that offering of Securities.

DESCRIPTION OF CAPITAL SHARES
General
The following description of our Common Shares and Exchangeable Shares is a summary and does not purport to be complete. It is based on and qualified in its entirety by reference to our articles of incorporation, as amended (the “Articles of Incorporation”) and our by-laws, as amended (the “By-laws”), each of which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Articles of Incorporation and our By-laws for additional information.
Common Shares
Authorized Capital Shares:   Our authorized capital shares includes an unlimited number of Common Shares. As of May 28, 2025, there were an aggregate of 185,192,210 Common Shares issued and outstanding. The Common Shares may be offered separately or together with other Securities, as the case may be. The primary trading markets of exchange for our Common Shares are Nasdaq and the TSX, under the trading symbols “CGC” and “WEED,” respectively.
Voting Rights:   Holders of our Common Shares are entitled to receive notice of and to attend all meetings of shareholders to be convened by Canopy Growth. Each holder of our Common Shares is entitled to one vote per Common Share held on all matters voted on by the shareholders, either in person or by proxy. At any meeting of shareholders, every matter brought before such meeting shall, unless otherwise required by our Articles of Incorporation, By-laws or by applicable law, be determined by the affirmative vote of the majority of the votes cast on the matter. Our Common Shares do not have cumulative voting rights.
Dividends and Liquidation Rights:   Holders of our Common Shares are entitled to receive dividends, if any, as may be declared by our board of directors (the “Board”) in its discretion, out of funds legally available for the payment of dividends. Holders of our Common Shares are entitled to share ratably in all assets of Canopy Growth legally available for distribution to holders of Common Shares in the event of liquidation, dissolution or winding-up of Canopy Growth, whether voluntary or involuntary.
Subdivision or Consolidation:   No subdivision or consolidation of our Common Shares may be carried out unless, at the same time, the Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.
Conversion Right:   Each issued and outstanding Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share.
Other Rights and Preferences:   There are no sinking fund, preemptive or redemption rights attached to our Common Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Common Shares is Odyssey Trust Company. The transfer agent and registrar’s address is Stock Exchange Tower, 1230 – 300 5th Avenue Southwest, Calgary, Alberta, T2P 3C4, and its telephone number is (888) 290-1175.
Exchangeable Shares
Authorized Capital Shares:   Our authorized capital shares includes an unlimited number of Exchangeable Shares. As of the close of business on the date prior to the date of this prospectus, there were an aggregate of 26,261,474 Exchangeable Shares issued and outstanding. There is no trading market for our Exchangeable Shares.
Voting Rights:   Holders of our Exchangeable Shares are not entitled to receive notice of, attend, or vote at meetings of the shareholders to be convened by Canopy Growth; provided that the holders of Exchangeable Shares will, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of Canopy Growth or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares will not be entitled to vote at such meetings.
Dividends and Liquidation Rights:   The holders of Exchangeable Shares will not be entitled to receive any dividends. In the event of the dissolution, liquidation or winding-up of Canopy Growth or any other distribution of assets of Canopy Growth among its shareholders for the purpose of winding-up its affairs, the holders of Exchangeable Shares will not be entitled to receive any amount, property or assets of Canopy Growth.
Subdivision or Consolidation:   No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, our Common Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.
Conversion Right:   Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be converted into one Common Share.
Change of Control:   Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving our Common Shares, or a sale or conveyance of all or substantially all the assets of Canopy Growth to any other body corporate, trust, partnership or other entity (each, a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of such Change of Control will remain outstanding and, upon the exchange of such Exchangeable Share thereafter, will be entitled to receive and will accept, in lieu of the number of Common Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Common Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the “Adjusted Exchange Consideration”); provided that, in the event the Exchangeable Shares are to be exchanged for securities of another entity with securities that are substantially similar to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the Board, acting reasonably, using the same exchange ratio as is applicable for our Common Shares in connection with the Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control will be exchanged for the Alternative Exchangeable Security.
While holders of Exchangeable Shares will be permitted to freely sell or transfer the Exchangeable Shares (unless the Common Shares that were converted into Exchangeable Shares were “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act), the Company does not expect that an active or liquid trading market for the Exchangeable Shares will develop or be sustained. Each transfer of Exchangeable Shares will be accompanied by certification to the Company by the transferring holder of the Exchangeable Shares that such holder reasonably believes that such transfer is occurring in compliance with the Canadian take-over bid requirements as though the Exchangeable Shares were voting securities or equity securities of the Company. To the extent a holder of Common Shares that are “restricted securities” converts those Common Shares into Exchangeable Shares, those Exchangeable Shares will also be “restricted securities,” which can only be sold pursuant to a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act. The Exchangeable Shares are not expected to be listed on a stock exchange or over-the-counter market.
If the Adjusted Exchange Consideration includes cash, then Canopy Growth will, or will cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by Canopy Growth on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately prior to the Change of Control. All such funds will be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and will solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares into Common Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the business day immediately preceding the date of exchange, on a pro rata basis).
If, in connection with a Change of Control, a holder of a Common Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then all holders of Exchangeable Shares will be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by such holder of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline; provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares will be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration will equal the consideration that a holder of Common Shares making an election on the terms set forth in the preceding sentence would have received in the transaction.
Other Rights and Preferences:   There are no sinking fund, preemptive, or redemption rights attached to our Exchangeable Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Exchangeable Shares is Odyssey Trust Company. The transfer agent and registrar’s address is Stock Exchange Tower, 1230 – 300 5th Avenue Southwest, Calgary, Alberta, T2P 3C4, and its telephone number is (888) 290-1175.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.
The statements made in this prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it.
General
The particular terms of each issue of Subscription Receipts will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of such Subscription Receipts being offered;

•
the price at which such Subscription Receipts will be offered;

•
the designation, number and terms of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•
the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof;

•
the procedures for the issuance and delivery of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units, or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

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whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

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the identity of the Escrow Agent;

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the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•
the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•
procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•
any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this prospectus, the prospectus supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

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any entitlement of the Company to purchase such Subscription Receipts in the open market by private agreement or otherwise;

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if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

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whether the Company will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

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whether the Company will issue such Subscription Receipts as bearer securities, as registered securities or both;

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provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•
whether the Company will apply to list such Subscription Receipts on any exchange;

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the material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts; and

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any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions
The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.
Modifications
The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS
The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security comprising such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.
The particular terms of each issue of Units will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of Units;

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the price at which the Units will be offered;

•
the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

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whether the Company will apply to list the Units on any exchange;

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the material U.S. and Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

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whether the Units will be issued in fully registered or global form.

DESCRIPTION OF WARRANTS
The following description sets forth certain general terms and provisions of Warrants for the purchase of Common Shares, Exchangeable Shares, Debt Securities or Units that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant agreement to be entered into by the Company and one or more banks or trust companies acting as warrant agent.
The statements made in this prospectus relating to any warrant agreement and Warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant agreement. You should refer to the warrant agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant agreement relating to an offering or Warrants will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it.
The particular terms of each issue of Warrants will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of Warrants;

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the price at which the Warrants will be offered;

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the designation, number and terms of the Common Shares, Exchangeable Shares, Debt Securities, or Units, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

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the date on which the right to exercise the Warrants will commence and the date on which such right will expire;

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the exercise price of the Warrants;

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if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

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any minimum or maximum amount of Warrants that may be exercised at any one time;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

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provisions as to modification, amendment or variation of the warrant agreement or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Exchangeable Shares, Debt Securities, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•
the material U.S. and Canadian federal income tax consequences of owning the Warrants; and

•
any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant agreement(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Each debt security of the same series of debt securities will rank pari passu with each other debt security of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all of our other present and future unsecured obligations or indebtedness.
The debt securities will be issued under an indenture between us and Computershare Trust Company of Canada as trustee or such other trustee named in the prospectus supplement, which will be based on a form of indenture. We have summarized select portions of the form of indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the form of indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the form of indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the form of indenture.
As used in this section only, “Canopy Growth,” “we,” “our” or “us” refer to Canopy Growth Corporation, excluding its subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and set forth or determined in the manner provided in a resolution of the Board, in an officer’s certificate or by a supplemental indenture (Section 2.3). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount (Section 2.2 and Section 2.3). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the designation of the debt securities of the series, which shall distinguish the debt securities of the series from the debt securities of all other series;

•
any limit upon the aggregate principal amount of the debt securities of the series that may be certified and delivered under the indenture;

•
the date or dates on which the principal of the debt securities of the series is payable;

•
the rate or rates at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

•
the place or places where the principal of and any interest on debt securities of the series shall be payable or where any debt securities of the series may be surrendered for registration of transfer or exchange;

•
the right, if any, of Canopy Growth to redeem debt securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, debt securities of the series may be so redeemed;

•
the obligation, if any, of Canopy Growth to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•
if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•
subject to the provisions of the indenture, any trustee, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities of the series;

•
any other events of default or covenants with respect to the debt securities of the series;

•
whether and under what circumstances the debt securities of the series will be convertible into or exchangeable for securities of any person;

•
the form and terms of the debt securities of the series;

•
if applicable, that the debt securities of the series shall be issuable in certificated or uncertificated form;

•
if other than dollars, the currency in which the debt securities of the series are issuable; and

•
any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture) (Section 2.3).

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
The debt securities of a series may be issued in whole or in part as one or more global debt securities, that may or may not be book-entry based only debt securities, registered in the name of a depository, or its nominee, designated by Canopy Growth in a written direction delivered to the trustee at the time of issue of such debt securities. The debt securities may also be issued in certificated form (we will refer to any debt security represented by a certificated security as a “debt security certificate”) as set forth in the applicable prospectus supplement.
You may transfer or exchange certificated debt securities at the offices of the trustee in accordance with the terms of the indenture (Section 3.6). Subject to certain exceptions, service charges will be applied for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental or other charges payable in connection with a transfer or exchange (Section 3.8).
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the debt security certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.
Covenants
In addition to those restrictive covenants set forth in the indenture, we will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities (Article 8).

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not, without the consent of the holders of the debt securities, such consent not to be unreasonably withheld, conditioned or delayed, consolidate with or amalgamate or merge with or into any person (other than a directly or indirectly wholly-owned subsidiary of ours) or sell, convey, transfer or lease all or substantially all of our properties and assets to another person (other than a directly or indirectly wholly-owned subsidiary of ours) unless:
•
the person formed by such consolidation or into which Canopy Growth is amalgamated or merged, or the person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties, assets and/or equity interests of Canopy Growth is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than Canopy Growth or the continuing corporation resulting from the amalgamation of Canopy Growth with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the obligations of Canopy Growth under the debt securities and indenture and the performance or observance of every covenant and provision of the indenture and debt securities required on the part of Canopy Growth to be performed or observed and, to the extent applicable, any conversion rights, including with respect to a similar conversion price relative to shares of the other person that are listed on a recognized stock exchange, by supplemental indenture satisfactory in form to the trustee, executed and delivered to the trustee, by the person (if other than Canopy Growth or the continuing corporation resulting from the amalgamation of Canopy Growth with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which Canopy Growth shall have been merged or by the person which shall have acquired Canopy Growth’s assets;

•
after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•
if Canopy Growth or the continuing corporation resulting from the amalgamation or merger of Canopy Growth with another person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, Canopy Growth shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the trustee an officer’s certificate and an opinion of counsel, which complies with section 314 of the Trust Indenture Act to the extent required by the provisions thereof, each stating that such consolidation, merger or transfer complies with Article 11 of the indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article 11, and that all conditions precedent in the indenture relating to such transaction have been complied with (Article 11).

The sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more subsidiaries of Canopy Growth (other than to Canopy Growth or another wholly-owned subsidiary of Canopy Growth), which, if such properties or assets were directly owned by Canopy Growth, would constitute all or substantially all of the properties and assets of Canopy Growth and its subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of Canopy Growth (Article 11).
Events of Default
“Event of default” means with respect to any series of debt securities, any of the following:
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failure for 30 days to pay interest on the debt securities when payable;

•
failure for 15 days to pay principal or premium, if any, when due on the debt securities whether at maturity, upon redemption, by declaration or otherwise;

•
default in the observance or performance of any other covenant or condition of the indenture by Canopy Growth and the failure to cure (or obtain a waiver by the requisite debt securities holders for) such default for a period of 60 days after notice in writing has been given by the trustee (in the manner and to the extent provided in the Trust Indenture Act) or from holders of not less than 50% in aggregate principal amount of the debt securities to Canopy Growth specifying such default and requiring Canopy Growth to rectify such default or obtain a waiver for same;

•
the occurrence of a default or an event of default (after the giving of all applicable notices or the expiry of all applicable grace or cure periods) with respect to any mortgage, agreement or other instrument of Canopy Growth under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of Canopy Growth, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

•
if a decree or order of a court having jurisdiction is entered adjudging Canopy Growth as bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of Canopy Growth, or appointing a receiver of, or of any substantial part of, the property of Canopy Growth or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

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if Canopy Growth institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of Canopy Growth or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

•
if a resolution is passed for the winding-up or liquidation of Canopy Growth except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 of the indenture are duly observed and performed;

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if Canopy Growth fails to comply with Article 11 of the indenture; and

•
any other event of default provided with respect to debt securities of a particular series, which is specified in a Board resolution, a supplemental indenture or an officer’s certificate (Section 9.1).

We will notify the trustee and the debt securities holders by way of an officer’s certificate setting forth the details of such event of default, its status and the action that we are taking or proposing to take in respect thereof upon obtaining knowledge of any event of default under the indenture (Section 8.3).
If an event of default occurs and is continuing, then the trustee may, upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the debt securities then outstanding (or if the event of default shall exist only in respect of one or more series of the debt securities then outstanding, then upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the debt securities of such series then outstanding) subject to the provisions of Section 9.3 of the indenture and in the manner and to the extent provided in the Trust Indenture Act, by notice in writing to us declare the principal of and interest and premium, if any, on all debt securities then outstanding and all other amounts outstanding under the indenture to be due and payable and the same shall thereupon forthwith become immediately due and payable (or, if the event of default shall exist only in respect of one or more series of the debt securities then outstanding, then the trustee may declare due and payable the principal and interest and premium, if any, only with respect to such debt securities in respect of which there is an event of default) to the trustee. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and interest and premium, if any, on all outstanding debt securities and all other amounts outstanding under the indenture shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities (Section 9.1).
Upon the happening or continuance of any event of default, the holders of the debt securities shall have the power by requisition in writing by the holders of more than 50% of the principal amount of debt securities then outstanding, to instruct the trustee to waive any event of default and to cancel any declaration made by the trustee pursuant to the terms of the indenture and the trustee shall thereupon waive the event of default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the event of default has occurred by reason of the non-observance or non-performance by Canopy Growth of any covenant applicable only to one or more series of debt securities, then the holders of more than 50% of the principal amount of the outstanding debt securities of that series shall be entitled to exercise the foregoing power and the trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of debt securities. The trustee, so long as it has not become bound to declare the principal, premium (if any) and interest (if any) on the debt securities then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any event of default if, in the trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the trustee in the exercise of its reasonable discretion, upon such terms and conditions as the trustee may deem advisable in good faith (Section 9.3(1)).
We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee is not under any obligation to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the trustee and of the debt securities holders under the indenture and that such obligation shall be conditional upon the debt securitiesholders furnishing when required by notice in writing by the trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the trustee to protect and hold harmless the trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof (Section 16.12(1)).
No holder of any debt securities shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest or any other amount on the debt securities or for the execution of any trust or power under the indenture or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have Canopy Growth wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy under the indenture, unless: (a) such holder shall previously have given to the trustee written notice of the happening of an event of default under the indenture; (b) the debt securitiesholders by written instrument signed by the holders of at least 50% in principal amount of the debt securities then outstanding shall have made a request to the trustee and the trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers granted under the indenture or to institute an action, suit or proceeding in its name for such purpose; (c) the debt securitiesholders or any of them shall have furnished to the trustee, when so requested by the trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the trustee, to be conditions precedent to any such proceeding or for any other remedy under the indenture by or on behalf of the holder of any debt securities, it being understood and intended that no one or more of such debt securitiesholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other debt securitiesholders in the case of any event of default, or to obtain or to seek to obtain priority or preference over any other of such debt securitiesholders or to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all debt securitiesholders (Section 9.5).
Notwithstanding any other provision in the indenture, the holder of any debt securities will have an absolute and unconditional right to receive payment of the principal of, premium (if any) and interest (if any) on that debt security on or after the due dates expressed in that debt security and, subject to the limitations on a debt securitiesholder’s ability to institute suit contained in Section 9.5 of the indenture, to institute suit for the enforcement of payment and such rights shall not be impaired without the consent of such debt securitiesholder (Section 9.12).
The indenture requires us, within 120 days after the end of each fiscal year, to deliver to the trustee an officer’s certificate stating whether we have any knowledge of any event of default that is continuing and, if so, specifying each such event of default and the nature thereof. We will also have to comply with Section 314(a)(4) of the Trust Indenture Act (Section 8.6).
If an event of default shall occur and be continuing the trustee shall, within 30 days after it receives written notice of the occurrence of such event of default, give notice of such event of default to the debt security holders in the manner provided in the indenture and in the manner and to the extent provided in the Trust Indenture Act; provided that notwithstanding the foregoing, unless the trustee shall have been requested to do so by the holders of at least 50% of the principal amount of the debt securities then outstanding, and except in the case of an event of default in the payment of the principal of, or premium, if any, or interest on, any of the debt securities or in the making of any sinking fund payment with respect to the debt securities, the trustee shall be protected in withholding such notice if and so long as the Board, the executive committee or a committee of directors or responsible officers (as applicable) of the trustee determine in good faith that the withholding of such notice is in the interests of the debt security holders. The trustee shall advise Canopy Growth in writing of such determination to withhold notice (Section 9.2(1)).
When notice of the occurrence of an event of default has been given and the event of default is thereafter cured, notice that the event of default is no longer continuing shall be given by the trustee to the debt securitiesholders within 15 days after the trustee becomes aware the event of default has been cured (Section 9.2(2)).
The indenture provides that the trustee will not be deemed to have notice of any event of default, except events of default relating to payments of interest, principal or premium, unless a responsible officer of the trustee has actual knowledge thereof or unless written notice of any event that is in fact such an event of default is received by the trustee at the corporate trust office of the trustee, and such notice references the debt securities and the indenture (Section 9.2(3)).
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security to:
•
provide for the issuance of debt securities under the indenture;

•
curing any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture or to conform the terms of the indenture, as amended and supplemented;

•
making any change in the debt securities that does not adversely affect in any material respect the rights of the debt securities holders;

•
adding to the covenants of Canopy Growth contained for the protection of the debt securities holders or providing for events of default, in addition to those specified in the indenture;

•
making such provisions not inconsistent with the indenture as may be necessary or desirable with respect to matters or questions arising under the indenture, including the making of any modifications in the form of the debt securities which do not affect the substance thereof and which in the opinion of the trustee relying on an opinion of counsel which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, will not be prejudicial to the interests of the debt securities holders;

•
evidencing the succession, or successive successions, of others to Canopy Growth and the covenants of and obligations assumed by any such successor in accordance with the provisions of the indenture; and

•
to add or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act (Section 17.1).

We may also modify, amend or supplement the indenture or the debt securities of any series with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
change the stated maturity of the principal of, premium (if any) or any installment of interest (if any) on any debt securities, or reduce the principal amount thereof, premium (if any) or the rate of interest (if any) thereon, or adversely affect any right of repayment at the option of any debt securitiesholder, or change the currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of repayment at the option of the debt securitiesholder, on or after the repayment date), or adversely affect any right to convert or exchange any debt securities as may be provided in the indenture, or

•
reduce the percentage in principal amount of the outstanding debt securities required for any such supplemental indenture, or the consent of whose debt securitiesholders is required for any waiver of compliance with certain provisions of the indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in the indenture, or

•
modify any of the provisions of Section 17.2 or Section 9.12 of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture which affect cannot be modified or waived without the consent of the debt securitiesholders of each outstanding debt security.

It shall not be necessary for any consent of debt securitiesholders under Section 17.2 of the indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof (Section 17.2).
Defeasance of debt securities
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than dollars, cash in the currency or currency unit in which the debt securities are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of the United States or the government that issued the currency or currency unit in which the debt securities are payable (Section 10.5).
No Personal Liability of Directors
None of our directors will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation (Section 18.3).
Governing Law
The indenture and debt securities will be governed by and construed in accordance with the laws of the Province of Ontario, except to the extent that the Trust Indenture Act of 1939, as amended, is applicable.

CERTAIN INCOME TAX CONSIDERATIONS
The applicable prospectus supplement will describe certain material U.S. federal income tax consequences, if any, of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).
The applicable prospectus supplement will also describe certain material Canadian federal income tax consequences, if any, to an investor, including investors who are non-residents of Canada, of acquiring, owning and disposing any Securities offered thereunder.

PLAN OF DISTRIBUTION
We may sell the Securities being offered by this prospectus, on a continuous or delayed basis, separately or together: (a) to or through one or more underwriters or dealers; (b) through one or more agents; (c) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; (d) directly to one or more other purchasers; or (e) through a combination of any of these methods of sale or by any other legally available means.
The Securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including in transactions that are deemed to be “at-the-market distributions,” including sales made directly on the TSX, Nasdaq or other existing trading markets for the Securities.
A description of such price will be disclosed in the applicable prospectus supplement. The prices at which the Securities may be offered may vary as between purchaser and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company. The Company will obtain any requisite exemptive relief prior to conducting “at-the-market distributions.”
Each prospectus supplement will set forth the terms of the offering, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby.
By Underwriters
If underwriters are used in the sale of Securities under this prospectus and any prospectus supplement, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement if any of such Securities are purchased. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.
By Dealers
If dealers are used, and if so specified in the applicable prospectus supplement, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The Company will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
The Securities may also be sold through agents designated by the Company. Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable prospectus supplement. Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales
Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.
General Information
Underwriters, dealers and agents that participate in the distribution of the Securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.
In connection with any offering of Securities (unless otherwise specified in the prospectus supplement), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.
Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions,” underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter of an “at-the-market distribution,” and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Common Shares, including selling an aggregate number of Common Shares that would result in the underwriter creating an over-allocation position in the Common Shares.
Each class of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.
Unless otherwise specified in the applicable prospectus supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable prospectus supplement, there is no market through which the Subscription Receipts, Units, Warrants and Debt Securities may be sold and purchasers may not be able to resell any such Securities purchased under this prospectus. This may affect the pricing of the Subscription Receipts, Units, Warrants and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issues will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.
Registration Rights
Certain holders of our Common Shares are entitled to rights with respect to the registration of such shares for public resale under the Securities Act.

Certain U.S. Matters
Any Securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
To comply with the securities laws of some states of the United States, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states of the United States the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
The validity of the Common Shares, Exchangeable Shares, Subscription Receipts, Units, Warrants and Debt Securities offered hereby and certain other Canadian legal matters related to the Securities being offered hereby will be passed upon for us by Cassels Brock & Blackwell LLP. Certain matters of U.S. law will be passed upon for us by Paul Hastings LLP, New York, New York.
EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2025 and 2024, and for each of the years then ended, and the effectiveness of internal control over financial reporting as of March 31, 2025, have been incorporated by reference herein in reliance on the reports of PKF O’Connor Davies, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Canopy Growth Corporation for the year ended March 31, 2023 have been incorporated by reference herein in reliance on the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2025 contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
Canopy Growth Corporation has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in the registration statement of which this prospectus forms a part.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Canadian Business Corporations Act (the “CBCA”). Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Up to $200,000,000
Common Shares
PROSPECTUS SUPPLEMENT
Agent
BMO Capital Markets Corp.
August 29, 2025